UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2025, Splash Beverage Group, Inc. (the “Company”) borrowed $30,000 from DMF Ventures, LLC (“DMF”). In addition to the loan that has been repaid, the Company granted DMF an option to purchase $300,000 of the Company’s common stock at a per share price equal to 50% of the seven-day VWAP of the Company’s common stock, which option expires on April 27, 2035.

On May 27, 2025, the Company sold Series A-1 Convertible Preferred Stock (the “Series A-1”) to Kevin Digmann in exchange for $200,000. In conjunction with the sale of Series A, the Company entered into a Shareholder Rights Agreement with Mr. Digmann under which the Company granted an option to purchase $200,000 of common stock using a 20% discount to the five-day VWAP, which option expires May 27, 2026. This option is ambiguous in that it refers to the right to purchase 100% of the purchase price for the Series A at the 20% discount although the Series A does not trade publicly. The Shareholder Rights Agreement also provides that the Series A shall be convertible at the lower of $4.00 of 80% of the five-day VWAP subject to a floor price of $1.25. The conversion right expires on May 27, 2027 after which the Company may redeem the Series A-1 held by him. The Series A also pays a 12% annual cumulative dividend payable quarterly in cash or in kind. Finally, the Company issued Mr. Digmann warrants to purchase 50,000 shares of common stock exercisable at $4.00 bearing on May 27, 2030.

On April 28, 2026, the Company entered into an agreement with the holder of outstanding Series D Convertible Preferred Stock in which the holder  agreed to cancel the Series D Convertible Preferred Stock in exchange for 227,200 shares of common stock. The common stock will be issued upon approval of the supplemental listing application we plan to file with the NYSE American.

The issuance of common stock in connection with the exercise of these options and in connection with the other securities described above will result in potential dilution to the Company’s shareholders as outlined above.

Item 1.02 Termination of Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2026, the Company received notice from NYSE Regulation (the “NYSE”) that the Company is not in compliance with the shareholders’ equity requirement of $6 million as of December 31, 2025 as outlined in Section 1003(a)(i), (ii), and (iii) of the Company Guide. The NYSE noted that that the Company’s actual shareholders’ equity was ($15,300,828). The Company must submit a plan by May 29, 2026 advising the NYSE of actions it has taken or will take to regain compliance with the continued listing standards by January 29, 2027. It expects that if it closes its announced merger with Medterra CBD, LLC, it will meet the shareholders’ equity rule.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 is incorporated by reference into this Item 3.02. The Company believes that such transactions were exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Withdrawal of Designation of Series D Convertible Preferred Stock

On May 4, 2026, the Company filed a Certificate of Withdrawal (the “Withdrawal of Designation”) with the Secretary of State of the State of Nevada and terminated the designation of its Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D”). At the time of filing the Withdrawal of Designation, there were no shares of Series D issued and outstanding. The Withdrawal of Designation became effective upon filing.

The foregoing description of the Withdrawal of Designation is qualified in its entirety by reference to the full text of the Withdrawal of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 5, 2026, the Company issued a press release announcing the receipt of the notice from the NYSE. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in this Item 7.01 shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Exhibit Description
3.1	Withdrawal of Certificate of Designation of Series D
99.1	Press Release dated May 5, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2026

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Martin Scott
Martin Scott, Chief Financial Officer